ENVIRONMENTAL, SOCIAL, AND GOVERNANCE 2022 CORPORATE RESPONSIBILITY REPORT Exhibit 99.1

TABLE OF CONTENTS

Introduction **3**
Letter from Our Chairman and Our CEO 3

EPRT Overview **4**
EPRT Business Overview 5
Business History and Approach 6
Key 2022 Figures and Highlights 7
Our Investment Strategy 8
Our ESG Strategy 10
2022 ESG Highlights 11

Governance **12**
Board Composition 13
Corporate Governance Policies 14
ESG Oversight 15

Environmental **16**
Environmental Stewardship 17
Assessing Climate Risk 17
Reducing Our Operational Footprint 18
Green Leasing 19
Sustainability Partnership with Budderfly 20
Environmental Performance and Goals 21

Social **22**
Our Employees 23
Diversity and Inclusion 24
Human Capital Management 25
Community Impact 27

About this Report and Indices **28**
About This Report 29
SASB Indices 30
TCFD Indices 33

ESSENTIAL PROPERTIES

2022 Corporate Responsibility Report 2

To our fellow Stakeholders, On behalf of our Board of Directors and our dedicated team of professionals at Essential Properties Realty Trust, Inc. (‘EPRT’ or the ‘Company’), we are pleased to present EPRT’s inaugural Corporate Responsibility Report for the year ended December 31, 2022 (the ‘2022 Corporate Responsibility Report’). Our 2022 Corporate Responsibility Report is aimed at providing our stakeholders with a thorough review of our positions and policies associated with Environmental, Social and Governance (‘ESG’) matters and present our progress to date on the key initiatives we are pursuing to execute our strategy around ESG. ESG: OUR POSITION ON ESG AND OUR ESG POLICY ARE ROOTED IN WHO WE ARE AS A COMPANY We believe that responsible and effective corporate governance, a positive corporate culture, good corporate citizenship, and the promotion of sustainability initiatives are critical to our ability to create long-term stockholder value. EPRT is committed to conducting its business in accordance with the highest ethical standards. We take our responsibilities to all of our stakeholders, including our stockholders, employees, tenants, and business relationships, very seriously. We are dedicated to being trusted stewards of our stockholder’s capital and also providing our employees with a rewarding and dynamic work environment. GOVERNANCE: REPRESENTING OUR STOCKHOLDER’S INTERESTS Our approach to ESG begins with strong corporate governance. We believe that the construct of our Board and the policies and practices that they employ is the overarching indicator of EPRT’s commitment to accountability regarding ESG. Importantly, we have a Board that is diverse and independent, notably including, but not limited to, these key elements: nearly 90% of our Board is comprised of independent directors, and approximately 40% of our Board members are female. We value diversity in not simply gender representation, but in experience and professional qualifications. Our Board leads by example in our ESG efforts as we believe you’ll discover in this 2022 Corporate Responsibility Report. ENVIRONMENTAL: RELATIONSHIPS MATTER We are committed to expanding and enhancing our efforts to incorporate sustainability in our investment strategy, including our underwriting, our asset management activities, and our relationship with our tenants. As you’ll learn in this 2022 Corporate Responsibility Report, we are proactively pursuing sustainability enhancements in the properties we own: from implementing our ‘Green Lease’ as our standard lease form – giving us the contractual right to implement sustainability enhancements at our properties; to presenting our tenants with an opportunity to reduce their operating costs and possibly expand their customer attraction capabilities through our partnership with Budderfly. Our goal is to make a meaningful reduction in the carbon footprint of our portfolio, and we believe we can enhance our relationship with our tenants in achieving that goal. SOCIAL: OUR EMPLOYEES ARE EPRT Just like our Board, our employees are a diverse group of professionals, which we believe is fundamental to our execution as a company, importantly by encouraging innovative thinking, celebrating diverse voices, and encouraging the contribution of experience. We believe an inclusive culture and providing equitable opportunities for our employees to reach their full potential are critical to achieving our goals and the mandate of our stockholders. LOOKING AHEAD This 2022 Corporate Responsibility Report is an important step in our continued commitment to ESG. We look forward to 2023 and beyond, sustaining our strong corporate governance, making a meaningful impact on reducing the carbon footprint of our portfolio, and further enhancing the quality, breadth and diversity of our employee base. We believe achieving our ESG goals will be a meaningful contributor to maximizing stockholder value. We are grateful to you, our fellow stockholders, for your investment in EPRT and the support you have shown us as the stewards of your capital. We are also appreciative of our Board of Directors, for their commitment to EPRT and their support and oversight of our ESG efforts, and to our employees who are critical to achieving our business goals and attaining our goals. Paul T. Bossidy Chairman of the Board of Directors Pete Mavoides President and CEO March 7, 2023 A LETTER FROM OUR CHAIRMAN AND OUR CEO 32022 Corporate Responsibility Report

EPRT OVERVIEW

Essential Properties (‘EPRT’) is a triple-net lease REIT headquartered in Princeton, New Jersey with a team of nearly 40 dedicated and diverse professionals. EPRT acquires, owns, and manages primarily single-tenant properties leased to middle-market companies operating primarily service-oriented and experience-based businesses largely through sale-leaseback transactions. EPRT’s objective is to maximize stockholder value by providing a growing stream of earnings and dividends generated by a portfolio of high-quality, diversified commercial real estate. EPRT BUSINESS OVERVIEW 52022 Corporate Responsibility Report

We completed our initial public offering (‘IPO’) in June 2018 and qualified to be taxed as a REIT. As of December 31, 2022, 93% of our approximately $300 million of annualized base rent (“ABR”) was attributable to properties operated by tenants in service-oriented and experience-based businesses. Our primary business objective is to maximize stockholder value by generating attractive risk-adjusted returns through owning, managing, and growing a diversified portfolio of commercially desirable properties that provides a growing steam of earnings and dividends. We have grown significantly since commencing our operations and investment activities in June 2016. As of December 31, 2022, our portfolio consisted of 1,653 properties, inclusive of 153 properties which secure our investments in mortgage loans receivable. All properties in our portfolio were underwritten and invested in by our management team and represent the following core investment attributes: BUSINESS HISTORY AND APPROACH DIVERSIFIED PORTFOLIO Our portfolio includes 350 diverse tenants operating in 538 different concepts, across 16 industries and in 48 states. Our intent is that, over time, no more than 5% of our ABR will be derived from any single tenant or more than 1% of our ABR from any single property. LONG LEASE TERM Our properties generally are subject to long-term net leases that we believe provide us a stable base of revenue from which to grow our portfolio. SIGNIFICANT USE OF MASTER LEASES We use a master lease structure across a large percent of our annualized base rent. The master lease structure spreads our investment risk across multiple properties. We believe it reduces our exposure to operating and renewal risk at any one property and promotes efficient asset management. CONTRACTUAL BASE RENT ESCALATION Our rent escalation provisions provide contractually-specified incremental yield on our investments and provide a degree of protection from inflation or a rising interest rate environment. SMALLER, LOW BASIS SINGLE_TENANT PROPERTIES We believe investing in freestanding “small-box” single- tenant properties allows us to grow our portfolio without concentrating a large amount of capital in individual properties. HEALTHY RENT COVERAGE RATIO AND TENANT FINANCIAL REPORTING Our tenants are obligated to periodically provide us with specified unit-level financial reporting. 2022 Corporate Responsibility Report 6

KEY 2022 FIGURES AND HIGHLIGHTS TENANT INDUSTRY DIVERSIFICATION 1,653 79.8% 350 4.0% 48 13.2% 99.9% 3.0% Properties Service Tenants Retail States Experience Leased Other Industrial *Metrics as of 12/31/2022 13.2% Car Washes 12.8% Early Childhood Education 11.6% Quick Service Restaurants 11.1% Medical / Dental 8.6% Automotive Service 7.1% Casual Dining 4.9% Convenience Stores 4.7% Equipment Rental and Sales 2.5% Other Services 1.7% Pet Care Services 1.6% Family Dining 7.9% Entertainment 3.9% Health and Fitness 1.4% Movie Theatres 3.3% Grocery 0.7% Home Furnishings 1.7% Other Industrial 1.3% Building Materials EPRT’s diversified portfolio is focused on: ƒ Service-oriented and experience-based businesses that are e-commerce resistant and have performed well in the current economic environment ƒ Small-scale net leased properties that are more fungible real estate in comparison to larger properties ƒ Middle-market businesses generating attractive risk- adjusted returns 79.8% Service 13.2% Experience 4.0% Retail 72022 Corporate Responsibility Report

OUR INVESTMENT STRATEGY 85.8% 39.2% We acquire, own, and manage single-tenant properties that are net leased to middle-market companies operating primarily in service-oriented or experience-based businesses. It is our guiding principle that properties leased to tenants in these businesses are essential to the generation of the tenants’ sales and profits, and that these businesses exhibit favorable growth characteristics and are generally insulated from e-commerce pressure. We have assembled a diversified portfolio using an investment strategy that focuses on properties leased to tenants in businesses such as car washes, early childhood education, restaurants (including quick service, casual and family dining), medical and dental services, automotive services, entertainment, convenience stores, equipment rental and sales, and other service industries. Repeat Business Through Existing Senior Management Relationships Tenant Relationships 87.6% Internally Originated Sale-Leaseback Transactions RELATIONSHIP-BASED SOURCING We maintain direct relationships with our tenants and, by establishing EPRT as the preferred capital provider, we actively seek to leverage our relationships to identify new investment opportunities. 2022 Corporate Responsibility Report 8

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE (ESG) We believe that responsible and effective corporate governance, a positive corporate culture, good corporate citizenship, and the promotion of sustainability initiatives are critical to our ability to create long- term stockholder value. Our approach to ESG begins with strong corporate governance. Our position on sustainability is that reducing our carbon footprint and that of our tenants is a strategic imperative. And finally, we believe a diverse and inclusive corporate culture in which we provide equitable opportunities for our employees is a critical ingredient for our future success. 92022 Corporate Responsibility Report

Accountability and Transparency EPRT is committed to strong corporate governance. As stewards of our stockholder’s capital, we are committed to accountability and transparency regarding our ESG efforts. Reducing our Carbon Footprint Implement sustainability upgrades at our properties to reduce our carbon footprint Expanding our Relationship with our Tenants through Sustainability Implement sustainability upgrades at our properties to positively impact our tenants’ profitability and prospects for success Our People are EPRT Our diversity is our strength, creating an inclusive work environment is our culture, and all of our employees are owners, thus 100% aligned with our fellow stockholders. Reporting Publish our inaugural Corporate Responsibility Report in 1Q 2023, aligned with SASB and TCFD indices Oversight Maintain strong oversight and visibility over our ESG strategy and initiatives led by our independent and experienced Board Engagement Perform tenant surveys to increase our engagement with our tenants and understanding of their sustainability goals OUR ESG STRATEGY OUR GOALS OUR COMMITMENT Measurement Establish carbon footprint of our portfolio, including our Scope 3 emissions. We have immaterial Scope 1 and 2 emissions. Implementation Continue to implement energy efficiency upgrades throughout our portfolio Diversity Continue to ensure diversity is at the forefront of our hiring practices and maintained as a key input to our operations Structure Continue to enhance our robust cybersecurity program including using a third-party to facilitate penetration testing Equity Invest in our employees through benefit programs and incentive structures that align their interests with our stockholders Inclusion Maintain annual employee surveys to ensure consistent engagement with our team and understanding of our work environment and where we might improve 2022 Corporate Responsibility Report 10

2022 ESG HIGHLIGHTS Dedicated Resource Hired a Director of Sustainability to implement our ESG strategy IMPLEMENTED GREEN LEASE Nearly 80% of our property investments in 2022 are subject to our Green Lease, which provides us with the contractual right to install sustainability improvements at our properties SUSTAINABLE HEADQUARTERS Our headquarters building is certified under EPA’s ENERGY STAR certification program (using 35% less energy and generating 35% fewer greenhouse gas emissions) EMPLOYEE ENGAGEMENT We completed an employee engagement survey by a third-party consultant to assess our corporate culture, understand our employees views, and better engage our team ESG Oversight Creation of ESG Committee chaired by EPRT’s CEO pursuant to adopted ESG Charter SUSTAINABILITY PARTNERSHIP In 3Q 2022 we partnered with Budderfly, a third- party Energy-Efficiency-as-a-Service provider, that supports deployment of sustainability upgrades to present our tenants with the opportunity for guaranteed operational savings and potential customer attraction opportunities DIVERSE BOARD For three years in a row, 2020-2022, we have been named a “Champion of Board Diversity” by the Forum of Executive Women EMPLOYEE BENEFITS All employees have been stockholders since 2022 STRENGTHENING OUR ESG PROGRAM ESG INITIATIVES 112022 Corporate Responsibility Report

GOVERNANCE

8 Directors 3 New Directors in 2020 3 Female Directors 1 Director Board Independence BOARD COMPOSITION 78+22 40+6060+40 13+877 38%3.9 13% Independent FemaleYrs Avg Tenure Diverse INDEPENDENCE TENURE GENDER DIVERSITY RACIAL_ETHNIC DIVERSITY Board Tenure Board Diversity We value gender and racial-ethnic diversity on our Board. Other significant details of our Board structure include: BOARD PERFORMANCE ASSESSED We conduct annual assessments of our Board and Board committees. INDEPENDENT DIRECTORS MEET WITHOUT MANAGEMENT Our independent directors hold regular executive sessions without management present. INVESTMENT COMMITTEE Three of our independent Directions sit on the Board’s Investment Committee which reviews and must approve of our proposed investments BOARD COMMITTEES ARE FULLY INDEPENDENT Each member of our Audit, Compensation and Nominating and Corporate Governance Committees is an independent director. INDEPENDENT NON- EXECUTIVE BOARD CHAIRMAN We separate the roles of Chairman and Chief Executive Officer. We have been named a “Champion of Board Diversity” by the Forum of Executive Women, a network of executive women that began in 1977 and is headquartered in Philadelphia. 87% of our Directors are independent. The average tenure of our Board is less than 4 years. 13

VENDOR CODE OF CONDUCT We have a Vendor Code of Conduct that established that we are committed to conducting our business in accordance with the highest ethical standards and in compliance with all applicable laws, rules, and regulations. Vendors are expected to have similar standards. NO HEDGING OR PLEDGING We have policies that prohibit our officers and directors from hedging our stock, and prohibit our directors and executive officers from pledging or otherwise encumbering the shares they own in EPRT as collateral for indebtedness. EXECUTIVE COMPENSATION ‘CLAWBACK’ POLICY In 2022, we adopted a policy that provides our Board with the ability to recover or cancel incentive-based compensation paid or owed to one or more executive officers in certain circumstances involving our public reporting. ETHICAL BUSINESS PRACTICES/BUSINESS CODE OF CONDUCT We have adopted business and workplace policies that apply to all of our directors, officers, employees, vendors, and service providers that seek to create a culture that values high ethical standards, including integrity, honesty, transparency, and compliance with applicable laws, rules, and regulations. Each employee is required to renew acknowledgment annually. WHISTLEBLOWER PROTECTION We have a “whistleblower” policy that allows directors, officers, and employees to file reports on a confidential and anonymous basis regarding issues of impropriety, violations of law, violations of corporate or other policies, or unethical business practices. INSIDER TRADING AND CONFIDENTIALITY POLICY We have an Insider Trading & Confidentiality Policy. This policy clearly states and confirms the requirements and procedures which employees, members of the Board of Directors, and our subsidiaries and affiliates must follow. Each employee hired by EPRT, as a condition of employment, is required to execute an acknowledgment indicating that they have read this policy, understand its provisions, and will comply with its provisions. HUMAN RIGHTS POLICY We have a Human Rights Policy that describes how we respect the human rights of all individuals impacted by our operations, including employees, contractors, and external stakeholders. Wherever we operate, we seek to avoid causing or contributing to human rights violations and to facilitate access to remedy. While governments have the primary responsibility to protect against human rights violations, we understand and accept our responsibility to respect human rights. CORPORATE GOVERNANCE POLICIES 142022 Corporate Responsibility Report

ESSENTIAL PROPERTIES HAS AN ACTIVE AND ENGAGED NOMINATING AND CORPORATE GOVERNANCE COMMITTEE The Nominating and Corporate Governance Committee (‘Nom Gov Committee’) of our Board, which is chaired by an independent director, oversees our efforts to promote environmental stewardship; our responsibilities relating to social issues, including our goals associated with the diversity, equity and inclusiveness of our organization; and our strong corporate governance. Our Nom Gov Committee meets at least quarterly and includes, as part of its regular agenda, an evaluation of our objectives associated with ESG matters and our progress in achieving those objectives. In addition, the Audit Committee of our Board assists the Nom Gov Committee through their oversight of our periodic SEC filings, including our Quarterly and Annual Report and our Proxy Statement. The Board is updated quarterly on our ESG efforts and achievements. ESG OVERSIGHT Our Audit Committee also plays an active role in our ESG oversight, monitoring our corporate policies, processes and procedures as a part of their oversight of our compliance with applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The EPRT ESG Committee is led by our CEO and consists of the senior management team at EPRT and our Director of Sustainability. The ESG Committee has the following responsibilities: ƒ Review the development and implementation of our ESG strategy and action plan. ƒ Evaluate and monitor progress in achieving our ESG initiatives. ƒ Review disclosures regarding ESG matters. ƒ Periodically monitor current and emerging ESG matters that may affect the business, operations, performance, or reputation of EPRT, or are otherwise pertinent to EPRT and its stakeholders. 2022 Corporate Responsibility Report 15

ENVIRONMENTAL

ENVIRONMENTAL STEWARDSHIP ASSESSING CLIMATE RISK We recognize that our commercial real estate assets can substantially impact the environment and the health and safety of building occupants. We believe that being aware of and addressing these issues are important aspects of maintaining a successful and sustainable business. Our commitment to environmental stewardship starts at our corporate headquarters in Princeton, New Jersey, and extends to our portfolio of income-producing properties, our investment and leasing practices, and to our tenants. We are committed to expanding and enhancing our efforts to incorporate sustainability initiatives in our corporate governance and applicable business processes, including underwriting our investments, asset management activities, and disclosure and reporting practices. Our position on sustainability is that reducing our carbon footprint and that of our tenants’ is a strategic imperative, not simply because we believe it’s the right thing to do but because we believe it will produce operating efficiencies and customer attraction opportunities for our tenants. Our strategy for investing in single-tenant net lease commercial retail properties is differentiated from the majority of our peers in that we are focused on middle-market operators primarily in service and experience-based. Fundamental to our investment approach is being the preferred provider of equity capital to our tenants, monetizing their real estate, and helping them achieve their strategic goals. Our role as a capital provider to our tenancy is predicated on the establishment of a relationship with the operator, the development of trust in that relationship based on our reliability as a counter party, and our consistency in doing what we said we would do. At EPRT, we are focused on identifying opportunities to promote sustainability at our corporate offices and our income property portfolio. We will continue to enhance our key business processes to ensure that sustainability and climate considerations are appropriately considered in our decision- making process, including in our investment and leasing practices and our overall business management. We will also continue to expand the lens we use to evaluate matters concerning our risk management process, with an emphasis on risks such as climate risks that may be mitigated by our sustainability initiatives. 172022 Corporate Responsibility Report

REDUCING OUR OPERATIONAL FOOTPRINT In addition to assisting our tenants with their sustainability initiatives, we recognize that EPRT has a carbon footprint that we are committed to reducing. Our headquarters building is certified under the EPA’s ENERGY STAR certification program, using 35% less energy and generating 35% fewer greenhouse gas emissions. In order to achieve this designation and minimize our environmental impact at our headquarters, we have implemented the following initiatives: Use energy efficient LED lighting and lighting control systems that automate the activation and termination of lighting in our individual offices, conference rooms, and common areas Deploy minimized HVAC and heating run times—our HVAC systems go into a night set back daily and there is no run time on the weekends Purchase and install variable frequency drives and more efficient motors in all cooling tower units Have an active single-stream recycling program for paper, plastic, and cans Use low VOC paint to minimize generation of waste and release of pollutants Use environmentally-friendly cleaning products that the Green Seal certification standards Purchase ENERGY STAR certified computers, monitors, and printers Use ENERGY STAR power management settings on our computers and monitors Dispose of all ink cartridges utilizing the manufacturer’s recycling program and utilizing a lamp recycling company for compliant disposal of all spent tubes and electronic ballasts Install water machines and eliminate the use of plastic or Styrofoam cups and plastic water bottles Manage water runoff from roofs and paved areas through stormwater retention by routing runoff to various underground drainage basins. All water runoff is naturally filtered and returned to the aquifer Use green-friendly native and drought-tolerant plants in landscaping to minimize watering needs 182022 Corporate Responsibility Report

The properties in our portfolio are leased to our tenants generally under long-term triple net leases, which give our tenants exclusive control over the property and the decision to institute energy conservation and environmental management programs at our properties. Generally, our leases require the tenants to fully comply with all applicable environmental laws, rules, and regulations, including any remediation requirements. On all properties that we acquire, we obtain an environmental assessment from a licensed environmental consultant to understand any environmental risks associated with a property and to ensure that any environmental issues on our properties are addressed. Our asset management department actively monitors any environmental conditions on our properties to make sure that the tenants are meeting their obligations to remediate or remedy any open environmental matters. In December 2021, we modified our standard lease form, which we use in our sale- leaseback transactions, to provide us with the contractual right to make Sustainability Improvements to our properties subject to our new lease form. Additionally, we are seeking to provide operating solutions for our tenants to deploy sustainability measures. We believe triggering actionable conversations with tenants lead to projects that reduce carbon footprint, lower tenant operating costs, and enhance portfolio value for EPRT. Our sustainability efforts include: ƒ Pledging Green Capital to facilitate sustainability upgrades at our properties, which can potentially reduce the Scope 3 carbon footprint of our tenant’s operations. ƒ Partnering with Budderfly, a third-party Energy-Efficiency-as-a-Service “EEaas” provider, to deploy Sustainability Upgrades at our properties, providing operational savings and potential customer attraction opportunities for our tenants. 78+2280% Green Leases GREEN LEASING Approximately 80% of our 299 new property investments in 2022 are subject to our EPRT Green Lease. 2022 Corporate Responsibility Report 19

BUDDERFLY

SUSTAINABILITY PARTNERSHIP WITH BUDDERFLY

In September 2022, we entered a partnership with Budderfly Inc., the fastest growing Energy-Efficiency-as-a-Service ("EEaaS") provider in the United States. The Essential Sustainability Partnership intends to deploy significant energy infrastructure improvements aimed to maximize the energy efficiency at our buildings and to deliver operating savings to our tenants through a guaranteed monthly utility usage reduction.

Through the Essential Sustainability Partnership, EPRT will invest capital in energy-efficient technologies and equipment upgrades that Budderfly will in turn install and manage, at no cost to our tenants. In fact, a guaranteed 6% in energy cost savings per month are passed through to the tenant.

The sustainability upgrades will include, but are not limited to: the installation of LED lighting and lighting controls, higher efficiency HVAC units along with HVAC controls and monitoring, refrigeration controls and monitoring, solar solutions, and net metering and controls through Budderfly's Facility Smart Grid System.

We believe that improving the quality and sustainability of our assets increases renewal probabilities, deepens tenant relationships, and increases the overall value of our portfolio.



After launching the Essential Sustainability Partnership, our Director of Sustainability and the Budderfly Engineering team began site visits with targeted tenants and secured the first tenant to adopt the program, a large northeast-based recreational company, comprised of three facilities totaling approximately 240,000 sq. ft.

In the first year of the program the following upgrades will be installed for this tenant:

- LED Lighting
- Lighting Controls
- HVAC Replacement of 24+ units to high-SEER models
- HVAC enhancements to legacy units
- Smart Grid Monitoring for metering/sub-metering

The sustainability upgrades for their three locations are expected to lead to a 6% reduction in energy usage over the next 10 years, which equates to 12M pounds of CO_2.

ESSENTIAL PROPERTIES

2022 Corporate Responsibility Report 20

Published our first Corporate Responsibility Report aligned with the SASB standard and TCFD framework as part of FY’22 year-end reporting. 2022 ENVIRONMENTAL PERFORMANCE Engaged an ESG advisory firm, HXE Partners, to support us in executing our ESG strategy. Hired a Director of Sustainability to implement our ESG strategy Established a sustainability partnership with Budderfly and committed over $650K towards energy-efficient improvements for one tenant, which is estimated to reduce their carbon footprint by 535 mtCO2 in the first year. Tracked and calculated our company’s environmental footprint from corporate operations for calendar year 2022: • Scope 1 emissions: 0 mtCO2e1 • Scope 2 emissions: 21 mtCO2e2 • Energy consumption: approximately 68,000 kwh • Water consumption: approximately 113,000 gallons (1) We have no Scope 1 emissions from energy usage as we do not consume natural gas or other fuels at our corporate office. We have not calculated Scope 1 emissions from other potential sources as we believe those are immaterial. (2) These Scope 2 emissions reflect emissions from electric consumption at our corporate offices only. 212022 Corporate Responsibility Report

SOCIAL

At Essential Properties we seek to provide a dynamic, rewarding work environment that promotes the retention and career development of our employees and is a differentiating factor in our ability to attract new talent. We strive to offer our employees attractive and equitable compensation, regular opportunities to participate in professional development activities, outlets for civic engagement, and reasonable flexibility to allow a healthy work-life balance. Our employees further our commitment to social responsibility through their efforts to become involved in outside organizations that promote education, environmental, and social well-being. OUR EMPLOYEES We are committed to maximizing value for our stockholders and believe it’s essential for all of our employees to be aligned in that commitment. For that reason, all of our employees participate in the annual opportunity to benefit from our equity incentive program. Today, all of our employees are stockholders. OUR PEOPLE ARE EPRT 232022 Corporate Responsibility Report

DIVERSITY AND INCLUSION At Essential Properties we value diversity and inclusion. We have built a diverse and inclusive culture that encourages, supports, and celebrates our employees' diverse voices and experiences. We believe a diverse employee base enhances our execution as a company, encourages innovative thinking, and increases alignment with our tenants and the community around us. The following charts highlight our diverse workforce as of December 31, 2022: 42+58 47+53 23+77 18+82 43% 47% 23% 18% Female Female Diverse Diverse Non-Executive Management Non-Executive Management GENDER DIVERSITY RACIAL/ETHNIC DIVERSITY Total Company Total Company GENDER DIVERSITY RACIAL/ETHNIC DIVERSITY Additionally, we have a consistent and strong record of hiring veterans of the U.S. military, including our Chief Executive Officer and our Senior Vice President of Investments, who are both veterans and graduates of The United States Military Academy at West Point. 242022 Corporate Responsibility Report

HUMAN CAPITAL MANAGEMENT The following highlights certain key aspects of our commitment to our employees: ATTRACTIVE COMPENSATION Our approach to compensation includes an attractive market-based base salary and annual incentive compensation with the following additional elements: ƒ Equity incentive compensation available to all employees annually ƒ Health benefits (medical, dental, and vision) for all employees and their families ƒ A 401(k) plan ƒ A minimum of 20 days of PTO Our compensation program is designed to attract and retain talent while aligning our employees’ efforts with the interests of our stakeholders. Factors we evaluate in connection with hiring, developing, training, and compensating individuals include, but are not limited to, qualification, performance, skill, and experience. Our employees are compensated based on merit, without regard to race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression, or any other status protected by applicable law. 100% INCLUSION IN OUR EQUITY INCENTIVE PROGRAM All of our employees participate in EPRT’s equity incentive program. As a result, ALL EMPLOYEES ARE OWNERS IN EPRT and therefore have significant alignment with the interests of our stockholders. HEALTH, FAMILY AND WELLNESS We strive to promote a healthy work-life balance for our employees. We have an onsite gym that is accessible and free of charge for all employees, and ensure our health benefits and coverages are attractive and supportive of the needs of individual employees and employees’ families. Furthermore, we cover nearly 100% of the cost of health benefits for each employee. We have maintained our work- from-home policy on Fridays and also utilize a “personal time off” (or PTO) program for our employees, which allows for at least four weeks of paid time off per year per employee. INVESTING IN OUR EMPLOYEES’ RETIREMENT We provide a market leading matching investment in our employees who participate in our 401(k) program, matching 100% of the first 6% of our employee’s investment in their individual 401(k) plan. PROFESSIONAL DEVELOPMENT We offer our employees various continuing educational opportunities and reimbursement for certain educational expenses. We also offer reimbursement for certain costs associated with an employee’s professional certifications. We encourage all employees to grow within our organization, and we provide opportunities for employees to develop expertise in various aspects of our business, including acquisitions and dispositions, leasing, credit analysis, asset management, finance, and reporting and compliance. Employees are given regular feedback through formal annual performance reviews and an “open door” culture that encourages less formal guidance in “real time.” We support employees as they develop within our industry with memberships to industry organizations, such as the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers. We periodically arrange “promotion dinners” to acknowledge and celebrate members of our team who have been promoted to positions of increasing responsibility. 252022 Corporate Responsibility Report

INTERNSHIP PROGRAM We are committed to developing talented individuals through our paid college internship program by providing career learning opportunities and an introduction to our business to students at the outset of their careers. In 2022, we had five individuals work as interns at the Company. EMPLOYEE ENGAGEMENT Each quarter, we hold a company-wide meeting, where we summarize overall corporate achievements and acknowledge significant employee contributions. At our weekly and quarterly meetings, all employees are encouraged to provide input into the development of our business and voice any suggestions or concerns that they may have. TEAM BUILDING We believe that fostering a collegial work environment is an important element of driving our long-term success. We strive to develop a supportive work environment through various events, such as company-sponsored sports teams, an annual summer outing, and a holiday celebration near year- end, which are designed to foster an increased level of collegiality among our employees and develop a shared sense of mission. HUMAN CAPITAL MANAGEMENT 262022 Corporate Responsibility Report

COMMUNITY IMPACT We are committed to improving the community around us, and we believe that giving back is an important part of being a responsible corporate citizen. We actively support many organizations in the greater Princeton, New Jersey area surrounding our corporate headquarters, and we encourage our employees to volunteer with organizations that are meaningful to them. We have been proud to support organizations such as: ƒ The Capital Area YMCA ƒ The Victor Green Foundation ƒ Better Beginnings Child Development Center (an organization that provides affordable childcare for working parents) ƒ Alex’s Lemonade Stand Foundation (an organization that seeks to cure childhood cancer and support families with children battling cancer) During 2023, we look forward to continuing to support the organizations that we have been involved with previously, and we plan to identify new organizations to support which are contributors to the betterment of our local community and charitable causes in which our employees participate. 2022 Corporate Responsibility Report 27

ABOUT THIS REPORT AND INDICES

ABOUT THIS REPORT FORWARD LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, our continued ability to source new investments, risks associated with using debt and equity financing to fund our business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common shares, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This is Essential Properties' first Corporate Responsibility Report and contains indices aligned with ESG reporting frameworks and standards, including the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD). The information and metrics included in this report cover EPRT's operations for the 2022 calendar year, or as otherwise stated. EPRT engaged HXE Partners to support the content review and design for this report. 292022 Corporate Responsibility Report

SUSTAINABILITY ACCOUNTING STANDARDS BOARD (SASB) FRAMEWORK

The Sustainability Accounting Standards Board (SASB) enables businesses around the world to identify, manage, and communicate financially-material sustainability information to their investors. SASB provides a complete set of globally applicable industry-specific standards which identify the minimal set of financially material sustainability topics and their associated metrics for the typical company in an industry. The following table aligns with the Real Estate Standard, the Standard most relevant to our business strategy.

TOPIC	CODE	DESCRIPTION	RESPONSE
Energy Management	IF-RE-130a.1	Energy consumption data coverage as a percentage of total floor area, by property subsector	In the process of collecting from tenants so not disclosed at this time.
	IF-RE-130a.2	(1) Total energy consumed by portfolio area with data coverage, (2) percentage grid electricity, and (3) percentage renewable, by property subsector	In the process of collecting from tenants so not disclosed at this time. Electric consumption at our corporate office in calendar year 2022 is approximately 68,000 kWh.
	IF-RE-130a.3	Like-for-like percentage change in energy consumption for the portfolio area with data coverage, by property subsector	Not available at this time.
	IF-RE-130a.4	Percentage of eligible portfolio that (1) has an energy rating and (2) is certified to ENERGY STAR, by property subsector	Not currently tracked.
	IF-RE-130a.5	Description of how building energy management considerations are integrated into property investment analysis and operational strategy	As a triple net-lease REIT, our tenants are responsible for maintenance, energy usage, and environmental practices within our properties. For our leases not subject to our Green Lease, our goal is to partner with our tenants to understand their Scope 1 and 2 emissions and identify opportunities for sustainability upgrades. For properties subject to our Green Lease, we plan to engage with tenants and third-parties to install energy efficient fixtures (such as LED lighting, refrigeration controls, and HVAC upgrades) where feasible.

ESSENTIAL PROPERTIES

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TOPIC	CODE	DESCRIPTION	RESPONSE
Water Management	IF-RE-140a.1	Water withdrawal data coverage as a percentage of (1) total floor area and (2) floor area in regions with High or Extremely High Baseline Water Stress, by property subsector	Not disclosed at this time.
	IF-RE-140a.2	(1) Total water withdrawn by portfolio area with data coverage and (2) percentage in regions with High or Extremely High Baseline Water Stress, by property subsector	Not disclosed at this time. Water consumption at our corporate office in calendar year 2022 is approximately 113,000 gallons.
	IF-RE-140a.3	Like-for-like percentage change in water withdrawn for portfolio area with data coverage, by property subsector	Not available at this time.
	IF-RE-140a.4	Description of water management risks and discussion of strategies and practices to mitigate those risks	As a triple net-lease REIT, our tenants are responsible for maintenance, water usage, and environmental practices within our properties. While contractually we do not have direct control over our assets, our goal is to partner with our tenants to identify environmental opportunities for sustainability upgrades.
Management of Tenant Sustainability Impacts	IF-RE-410a.1	(1) Percentage of new leases that contain a cost recovery clause for resource efficiency related capital improvements and (2) associated leased floor area, by property subsector	Not currently tracked.
	IF-RE-410a.2	Percentage of tenants that are separately metered or submetered for (1) grid electricity consumption and (2) water withdrawals, by property subsector	Not currently tracked.
	IF-RE-410a.3	Discussion of approach to measuring, incentivizing, and improving sustainability impacts of tenants	As a triple net-lease REIT, our tenants are responsible for maintenance, energy usage and environmental practices within our properties. While contractually we do not have direct control over our assets, our goal is to partner with our tenants to understand their Scope 1 and 2 emissions and identify opportunities for sustainability upgrades. We currently manage and mitigate the environmental risk that may be associated with our net-lease properties by: • Including green lease clauses in our standard lease agreements, which require the tenant to provide copies of water and utility invoices as well as statements regarding utility and water usage for the previous calendar year. • Having a green lease clause allows EPRT to make improvements or upgrade existing equipment for the purpose of advancing sustainability efforts, as long as they do not interfere with tenant's business operating hours. • Managing risk associated with natural disasters through property and casualty insurance to include fire, wind/hail, earthquake, flood, and other extended coverage for our properties that we deem appropriate and adequate. • If applicable, requiring the sellers to remediate known environmental issues in compliance with applicable laws prior to acquiring a property.

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TOPIC	CODE	DESCRIPTION	RESPONSE	
Climate Change Adaptation	IF-RE-450a.1	Area of properties located in 100-year flood zones, by property subsector	We have not performed flood risk assessments for our entire portfolio.	
	IF-RE-450a.2	Description of climate change risk exposure analysis, degree of systematic portfolio exposure, and strategies for mitigating risks	Risk management is a priority at Essential Properties, and critical to how we conduct our operations. Identifying and discussing potential risks informs our strategy and priorities. As part of our risk management activities, we plan to complete a climate risk assessment for our portfolio to help us determine how various risks should be prioritized and accounted for in our strategy.	
Activity Metrics	IF-RE-000.A	Number of assets, by property subsector	Car Washes: 137 Early Childhood Education: 170 Quick Service: 397 Medical / Dental: 193 Automotive Service: 195 Casual Dining: 102 Convenience Stores: 131 Equipment Rental and Sales: 57 Other Services: 35	Pet Care Services: 46 Family Dining: 32 Entertainment: 46 Health and Fitness: 29 Movie Theatres: 6 Grocery: 28 Home Furnishings: 4 Other Industrial: 20 Building Materials: 23
	IF-RE-000.B	Leasable floor area, by property subsector	Car Washes: 697,050 sq. ft. Early Childhood Education: 1,825,083 sq. ft. Quick Service Restaurants: 1,095,609 sq. ft. Medical / Dental: 1,379,947 sq. ft. Automotive Service: 1,256,845 sq. ft. Casual Dining: 801,106 sq. ft. Convenience Stores: 491,449 sq. ft. Equipment Rental and Sales: 1,013,151 sq. ft. Other Services: 438,901 sq. ft.	Pet Care Services: 371,069 sq. ft. Family Dining: 179,942 sq. ft. Entertainment: 1,416,208 sq. ft. Health and Fitness: 1,125,329 sq. ft. Movie Theatres: 293,206 sq. ft. Grocery: 1,341,200 sq. ft. Home Furnishings: 217,339 sq. ft. Other Industrial: 852,888 sq. ft. Building Materials: 1,257,017 sq. ft.
	IF-RE-000.C	Indirectly managed assets, by property subsector	All properties within our portfolio are indirectly managed.	
	IF-RE-000.D	Average occupancy rate, by property subsector	Car Washes: 100% Early Childhood Education: 100% Quick Service: 99.9% Medical / Dental: 100% Automotive Service: 100% Casual Dining: 100% Convenience Stores: 100% Equipment Rental and Sales: 100% Other Services: 100%	Pet Care Services: 100% Family Dining: 100% Entertainment: 100% Health and Fitness: 100% Movie Theatres: 100% Grocery: 100% Home Furnishings: 100% Building Materials: 100% Other Industrial: 100%

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TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES (TCFD) The Financial Stability Board Task Force on Climate-related Financial Disclosures is a market-driven initiative, set up to develop a set of recommendations for voluntary and consistent climate-related financial risk disclosures in mainstream filings. The work and recommendations of the Task Force help firms understand what financial markets want from disclosure in order to measure and respond to climate change risks, and encourages firms to align their disclosures with investors’ needs. PILLAR TOPIC REFERENCE Governance Board oversight of climate-related risks and opportunities Our Nominating and Corporate Governance Committee, on behalf of the Board of Directors, is responsible for oversight of our risk management and ESG matters. The Committee reviews key ESG-related issues and policies and makes recommendations to the Board. Management’s ESG Committee oversees our ESG strategy and the development and publication of our annual Corporate Responsibility Report. The ESG Committee is led by our CEO and is comprised of our senior management team and our Director of Sustainability. Management’s role in assessing and managing climate-related risks Our ESG Committee meets regularly and is led by our CEO and includes all of our senior management team and our Director of Sustainability. We believe this ensures that all operational groups remain informed and involved in our ESG strategy and corporate responsibility. Our CEO and CFO, along with our Director of Sustainability report to our Nominating and Corporate Governance Committee and meet with them at least quarterly. Strategy Short, medium, and long- term climate-related risks We have not yet performed an assessment of the short, medium, and long-term climate-related risks for our entire portfolio. Impact on business, strategy and planning At EPRT, we understand the importance of identifying potential climate-related risks and evaluating opportunities for addressing those risks, if possible, including possible mitigation. Our ESG Committee oversees the identification of climate-related risks. Our Nominating and Corporate Governance Committee has the overarching oversight role regarding climate-related risk assessment. As part of our ESG strategy, the deployment of capital for sustainability enhancements to our properties that are subject to our Green Lease will be a key initiative. Overall, we intend to engage our tenants, where possible, to encourage our tenants to become more sustainable in their operations and look for opportunities to support our tenants in those efforts. We believe our Essential Sustainability partnership, which was launched in 2022, whereby we provide the capital necessary to implement identified sustainability upgrades at our properties, will be a critical program for reducing our carbon footprint and supporting our tenants sustainability initiatives. 332022 Corporate Responsibility Report

PILLAR TOPIC REFERENCE Strategy Resilience of strategy using 2-degree or lower scenarios We do not currently employ scenario analysis in our strategy. Risk Management Process to assess climate- related risks We are still finalizing our process for assessing climate-related risks. Process to manage climate-related risks We are still finalizing our process for managing climate-related risks. Integration of risk process into overall risk management We have a robust risk management process for which our Nominating and Corporate Governance Committee has oversight responsibility. Metrics and Targets Metrics used to assess climate-related risks We are still in the process of identify climate-related risks and associated climate metrics most material to our business. Scope 1 and Scope 2 emissions These are our EPRT Scope 1 and 2 emissions: Scope 1: 0 mtCO2e Scope 2: 21 mtCO2e We have no Scope 1 emissions from energy usage as we do not consume natural gas or other fuels at our corporate office. We do not believe Scope 1 emissions from other potential sources are material. Scope 2 emissions reflect emissions from electric consumption at our corporate offices only. Describe targets used In 2023, we intend to perform an in-depth carbon footprint analysis of our entire portfolio. As part of this analysis, we hope to better understand our tenant’s Scope 1 and Scope 2 emissions at our properties and use our findings to further develop our plan to reduce the carbon footprint of our overall operations. 342022 Corporate Responsibility Report

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Headquarters 902 Carnegie Center Boulevard, Suite 520 Princeton, New Jersey 08540 Contact 609-436-0619 info@essentialproperties.com www.essentialproperties.com